UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.    )

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Silicon Laboratories Inc.

(Name of Registrant as Specified In Its Charter)

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PROPOSAL 1. To elect two Class I directors to serve on the Board of Directors until our 2029 annual meeting of stockholders, or until a successor is duly elected and qualified; 1.01 Navdeep S. Sooch 1.02 Nina Richardson 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2027; 3. To vote on an advisory (non-binding) resolution to approve executive compensation; 4. To approve amendments to the 2009 Stock Incentive Plan; and 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as they may properly come before the meeting. Silicon Laboratories Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR the election of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

PROPOSAL 1. To elect two Class I directors to serve on the Board of Directors until our 2029 annual meeting of stockholders, or until a successor is duly elected and qualified; 1.01 Navdeep S. Sooch 1.02 Nina Richardson 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2027; 3. To vote on an advisory (non-binding) resolution to approve executive compensation; 4. To approve amendments to the 2009 Stock Incentive Plan; and 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. NOTE: In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as they may properly come before the meeting. Silicon Laboratories Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR the election of the director nominees in Proposal 1 and FOR Proposals 2, 3 and 4.